SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2001

FAN ENERGY INC.
(Exact name of registrant as specified in its charter)

                                       Nevada                                     000-31079                                                             77-0140428
                   (State or other jurisdiction              (Commission File Number)                             (IRS Employer Identification No.)
                    of incorporation)

5355 Capital Court, Suite 108
Reno, Nevada 89502
(Address of principal executive offices)

(602) 953-7701
(Registrant's telephone number, including area code)

Item 5. OTHER EVENTS.

        On December 21, 2001, the Board of Directors of the Registrant at a meeting duly convened and held effective as of the 21st day of December, 2001, in accordance with N.R.S. § 78-207, adopted resolutions to decrease the number of authorized shares of the corporation’s $0.001 par value common stock from 95,000,000 shares to 6,666,334 shares and correspondingly decreasing the number of issued and outstanding shares of such class held by each common stockholder of record as of the close of business on December 24, 2001 (the “Effective Date”). The following information relates to the reduction in number of authorized shares and the reverse stock split to be effected:

        (a) and (b) The number of authorized shares and the par value of each class and series of shares before and after the change hereby effected:

                                                     Before Change   After Change
                                                     -------------   ------------
      Common Stock, $0.001 Par Value ............     95,000,000      6,333,334
      Preferred Stock, $0.001 Par Value .........      5,000,000      5,000,000

        (c) The number of shares of common stock to be issued after the change in

                                                     Before Change   After Change
                                                     -------------   ------------
      Each share ...............................               1      one-fifteenth of one share(1)
      All outstanding shares: ..................      35,243,992      2,349,600(1)
---------------------------
(1) see Item (d) below

(d)	The provisions for the issuance of fractional shares shall be as follows: Fractional shares which would otherwise be held by any stockholder as a result of the reverse stock split shall each be rounded up to the next highest whole number of shares and therefore no fractional shares shall be issued as a result of the reverse stock split. The number above does not reflect the effect of this rounding.
(e)	Approval of stockholders was not required.
(f)	The Effective Date for the change shall be the close of business on December 24, 2001.

The reverse stock split for outstanding $0.001 par value common stock of the corporation does not affect the number nor the rights or privileges attributable to the corporation’s outstanding or authorized preferred stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                       FAN ENERGY INC.

Date         December 24, 2001                                                     By: /s/ Albert Golusin
                                                                                                              Albert Golusin, Secretary